SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2000

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22686	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

103 Carnegie Center, Suite 200, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 520-1911

214 Carnegie Center, Suite 100, Princeton, NJ 08540
(Former name or former address, if changed since last report)

Item 5. Other Events

           On June 14, 2000, we announced that Palatin's board of directors had elected Carl Spana, Ph.D., as interim chief executive officer and president, and John Prendergast, Ph.D., as the non-executive chairman of the board. Palatin's former chairman, president and CEO, Edward J. Quilty, resigned his positions effective June 14, 2000, in order to serve full time as the chairman and CEO of Derma Sciences, Inc. We are filing our press release concerning these management changes as an exhibit to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

           (c)    Exhibits:

                    99    Press release dated June 14, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 21, 2000	By:/s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President and Chief Financial Officer